Exhibit 99.1

VeriFone Announces Additional Detailed Cash Flow Data
SAN JOSE, Calif. - May 29, 2012 - VeriFone Systems, Inc. (NYSE: PAY), is providing additional detailed cash flow data and information to address recent topics raised by investors regarding VeriFone's reported cash flow for the six months ending April 30, 2012, included in the press release issued on May 24, 2012, titled “VeriFone Reports Results for the Second Quarter of Fiscal 2012.” It is VeriFone's general policy to respond to investor concerns as quickly as possible by updating or providing additional financial details. In this instance, we received a number of questions regarding cash flow and are therefore providing more detailed information. This additional detailed cash flow data and information, provided in the text and below table of this press release, is consistent with the level of detail that would be presented in a Form 10-K. In addition, it is also consistent with what we expect to include in VeriFone's quarterly report on Form 10-Q for the quarter ended April 30, 2012 (“Q2FY12”), which we expect to file on or prior to June 11, 2012.
In Q2 FY12, VeriFone ramped up expenditures for revenue-generating assets related to the roll out of Point's Payment-as-a-Service offering beyond Point's traditional markets and our expanded deployment of media-related equipment in London taxis and at gas stations. These expenditures for revenue-generating assets are investments in payment terminals, taxicab systems, gas pump systems and similar equipment that VeriFone continues to own and which generates advertising or other service-fee or rental revenue. Upon further consideration, we have now classified this cash flow data to be included as cash flows from investing activities for Q2 FY12 to reflect the nature of the expenditures related to these businesses. Accordingly, the Net Cash Provided by Operating Activities for the six months ended April 30, 2012 is revised from $50.3 million to $62.9 million while Net Cash Used in Investing Activities is revised from $1,084 million to $1,097 million for the same period.
Further, VeriFone is providing the following supplemental disclosures regarding its previously-provided summary press release information and cash flows as furnished with the May 24 press release:

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VeriFone notes that in Q2 FY12, Net Cash Provided by Operating Activities before Changes in Operating Assets and Liabilities was $79.5 million, up from $35.7 million in Q1 FY12, and exceeding the Non-GAAP Net Income of $71.4 million for Q2 FY12. Acquisition-related expenses and restructuring costs excluded from Non-GAAP earnings were more than offset by a higher level of taxes in Non-GAAP earnings than taxes reported under GAAP.

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Working capital, excluding cash, has fluctuated substantially in prior quarters and these balance sheet items increased by approximately $33 million in Q2 FY12, reflecting primarily higher receivables and lower accounts payable.

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Other significant Q2 FY12 changes to cash flows include cash re-assigned to restricted cash to cover certain long term operating letters of credit, and a net pay down of other operating obligations, such as warranty obligations, where cash expenditures are continuing against previously-accrued amounts.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)
	Three Months	Six Months
	Ended April 30, 2012

Cash flows from operating activities
Net income	$14,486	$11,363
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, net	51,666	83,525
Stock-based compensation	11,022	21,726
Non-cash interest expense	4,425	10,652
Deferred income taxes	(4,831)	(13,321)
Other non-cash items	2,780	1,325
Net cash provided by operating activities before changes in operating assets and liabilities:	79,548	115,270
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable, net	(35,282)	(18,128)
Inventories, net	10,206	8,212
Prepaid expenses and other assets	(1,315)	(12,009)
Accounts payable	(14,185)	(25,098)
Income taxes payable	1,759	(659)
Accrued compensation	5,953	(9,305)
Accrued warranty	(1,972)	(5,968)
Deferred revenues, net	(1,246)	27,343
Accrued expenses	(2,594)	(6,190)
Other liabilities	(10,119)	(10,547)
Net change in operating assets and liabilities	(48,795)	(52,349)
Net cash provided by operating activities	30,753	62,921

Cash flows from investing activities
Purchases of property, plant and equipment	(4,723)	(12,012)
Cash expenditures for revenue generating assets	(12,670)	(12,670)
Acquisitions of businesses, net of cash and cash equivalents acquired	(2,245)	(1,069,762)
Other	(1,717)	(2,431)
Net cash used in investing activities	(21,355)	(1,096,875)

Cash flows from financing activities
Proceeds from debt, net of issue costs	2,851	1,412,028
Repayments of debt	(32,113)	(339,873)
Proceeds from issuance of common stock through employee equity incentive plans	18,611	27,423
Cash placed in escrow for Convertible Notes	—	(279,159)
Payments of acquisition related contingent consideration	(14,209)	(14,209)
Distribution to non-controlling interest owners	(1,408)	(1,543)
Net cash provided by (used in) financing activities	(26,268)	804,667

Effect of foreign currency exchange rate changes on cash and cash equivalents	(2,072)	(4,238)

Net increase in cash and cash equivalents	(18,942)	(233,525)
Cash and cash equivalents, beginning of period	379,979	594,562
Cash and cash equivalents, end of period	$361,037	$361,037

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP NET INCOME
(UNAUDITED, IN THOUSANDS)

		For the Three Months Ended April 30, 2012

GAAP Net income		$14,486
Amortization of step-down in deferred revenue on acquisitions	A	7,346
Stock-based compensation	B	11,023
Acquisition related and restructuring costs	A	13,577
Amortization of purchased intangible assets	A	34,471
Non-cash interest expense	C	4,094
Non-operating gains	C	98
Income tax effect of non-GAAP exclusions	C	(13,658)
Total Non-GAAP Net income		$71,437

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc. These risks and uncertainties include, but are not limited to: our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, whether the expected benefits of our business initiatives are achieved, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers, distributors and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, risks and uncertainties related to the conduct of our business and operations internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Systems, Inc. (www.verifone.com)
VeriFone Systems, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

FINANCIAL MEASURES
This press release and its attachments disclose and refer to non-GAAP net income, which is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure is provided at the end of this press release.
Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone's performance and to compare VeriFone's current results with those for prior periods as well as with the results of peer companies. VeriFone's competitors may, due to differences in capital structure and investment history, record certain income and expense items, including interest, tax, depreciation, amortization, and other non-cash expenses, that differ significantly from VeriFone's, in a manner that VeriFone's management believes does not reflect underlying operating performance that is comparable to VeriFone's. Management also uses these non-GAAP financial measures in VeriFone's budget and planning process. Management believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone's operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.
These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as acquisition related costs, employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone's debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone's results of operations as determined in accordance with GAAP.
Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are eliminated in the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.
Note A: Acquisition Related Expenses and Restructuring Costs. VeriFone adjusts certain revenues and expenses that are the result of acquisitions and restructurings. These adjustments include the amortization of purchased intangible assets and fixed asset fair value adjustments, incremental costs associated with acquisitions (such as professional fees, legal fees related to inherited litigation and one-time charges related to acquired balances), acquisition integration expenses, loss on financial instruments entered into to fix the acquisition purchase price in U.S. dollars when it is payable in foreign currencies, step-down in deferred revenue on acquisition and step-up in inventory on acquisition. These adjustments do not include the fair value adjustments relating to certain contracts acquired as part of an acquisition whereby third parties have yet to fulfill their contractual obligations. In addition, we adjust for the settlements of contingencies and true-up of balances established at the time of acquisition. Acquisition related expenses also result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of business. Accordingly, VeriFone analyzes the performance of its operations without regard to such expenses. In determining whether any acquisition related revenue or expense adjustment is appropriate, VeriFone takes into consideration, among other things, how such adjustment would or would not aid the understanding of the performance of its operations.

Note B: Stock-Based Compensation. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option is spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

Note C: Other Charges and Income. VeriFone excludes certain expenses and income that are the result of either unique or unplanned events that are noted below. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financials, these expenses may limit the comparability of our on-going operations with prior and future periods.

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Gains or losses on financial transactions, such as the accelerated amortization of capitalized debt issuance costs due to the early repayment of debt, which result from unforeseen circumstances and typically occur outside of the ordinary course of business are excluded from Other income (expense), net to ensure comparability between periods.

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Non-cash interest expense recorded relating to the adoption of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement) is excluded to promote comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations.

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Income taxes are adjusted for the tax effect of excluding items related to our non-GAAP financial measures, in order to provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Our non-GAAP tax rate for the period November 1, 2010 through December 30, 2011 was 20%. Our non-GAAP tax rate for the period since the December 30, 2011 acquisition of Point is 18%.

Because of these factors, we assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Additional Resources:
http://ir.verifone.com

Investor Contact:
Doug Reed
SVP, Treasury & Investor Relations
Tel: 408-232-7979
Email: ir@verifone.com

Editorial Contact:
Pete Bartolik
VeriFone Media Relations
Tel: 508-283-4112
Email: pete_bartolik@verifone.com